UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2004

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     1-9260                   73-1283193
(State of Incorporation)        (Commission File            (IRS Employer
                                     Number)             Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code) Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (a) and (b) Financial Statements of Business Acquired and Pro Forma
                     Financial Information.

                     It is impracticable to provide the financial statements and pro forma financial information related to the acquisition of the assets from the sellers at the time of this filing. The information required to be reported shall be filed by an amendment to this report on or before February 27, 2004.



       (c)  Exhibits

                99 Press release on February 2, 2004 announcing that Unit Corporation has closed its acquisition of PetroCorp Incorporated. Unit also announced that on January 30, 2004, it had entered into a new $150 million credit facility in place of its existing loan agreement.

ITEM 9.    Regulation FD Disclosure.

     On February 2, 2004, Unit Corporation announced that it has closed its acquisition of PetroCorp Incorporated. Unit also announced that on January 30, 2004, it had entered into a new $150 million credit facility in place of its existing loan agreement.






                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNIT CORPORATION


Dated: February 2, 2004         By:  /s/  LARRY D. PINKSTON
                                ----------------------------
                                Larry D. Pinkston
                                President